UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
November 28, 2006
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On November 30, 2006, Finisar Corporation (the “Company”) issued a press release reporting revenue results for the second quarter of fiscal 2007 ended October 29, 2006. A copy of this press release is attached hereto as Exhibit 99.1.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. Furthermore, the information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a) The Company has engaged in a voluntary review of its historical stock option grant practices. The review of stock option grants made since the Company’s initial public offering on November 11, 1999 was initiated by senior management and preliminary results of such review were discussed with the Audit Committee of the Company’s board of directors. Based on the preliminary results of the review, senior management has concluded, and the Audit Committee agrees, that it is likely that the measurement dates for certain stock option grants differed from the recorded grant dates for such awards and that the Company will likely need to restate its historical financial statements to record non-cash charges for compensation expense relating to some past stock option grants. The review is ongoing and is not complete. At this time, the Company has not determined the amount of such charges, the resulting tax implications (which may result in additional tax liabilities), the accounting impact on its financial statements, or which periods may require restatement.
Based on the preliminary results of the review, on November 28, 2006 senior management of the Company concluded, and the Audit Committee agreed, that the Company’s financial statements included in its annual and interim reports and any related reports of its independent registered public accounting firm, and all earnings and press releases and similar communications issued by the Company relating to fiscal years ended April 30, 2001 and thereafter should no longer be relied upon. The Company’s senior management and the Audit Committee have discussed the matters disclosed in this filing with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company has informed the staff of the Securities and Exchange Commission of the Company’s voluntary investigation.
The Audit Committee is in the process of conducting a further investigation and has engaged independent legal counsel to assist in the investigation. The Company intends to complete the investigation and resolve these issues as quickly as possible.
* * * * *
The foregoing contains statements that are not purely historical and are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included herein are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition.
Further information regarding these and other risks relating to the Company’s business is set forth in the Company’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.
In addition, the foregoing contains forward-looking statements regarding the Company’s voluntary review of its historical stock option grant practices. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including risks and uncertainties relating to the results of the ongoing review and developments in regulatory and legal guidance regarding stock option grants and accounting for such grants. The Company’s review of its historical stock option grants is not complete. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by Finisar Corporation dated November 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 30, 2006

Finisar Corporation
By:	/s/ John Drury
John Drury
Vice President, Corporate Controller and Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Finisar Corporation dated November 30, 2006.